EXHIBIT 1

                            GENERAL ELECTRIC COMPANY
                                   ("COMPANY")

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                                   March 8, 2004

General Electric Company
3135 Easton Turnpike
Fairfield, CT  06828

Attention:  Vice President and Treasurer

Ladies and Gentlemen:

         On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of, and utilizing terms as defined in, the Underwriting Agreement Standard Provisions dated as of March 8, 2004 ("STANDARD PROVISIONS"), which is attached hereto, the following securities ("COMMON STOCK") on the following terms:

                          COMMON STOCK, $.06 PAR VALUE

A.   Number of Shares: 119,385,000

B.   Initial Public Offering Price Per Share: $31.83

C.   Purchase Price Per Share by Underwriters: $31.5117

D.   Dealer Concession: $0.155000

E.   Reallowance Concession: $0

F.   Information Furnished by or on Behalf of the Underwriters for Use in the
     Prospectus:

     1. The names and corresponding number of shares set forth in the table of underwriters in the first paragraph of text under the caption "Underwriting".


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     2.   The fourth paragraph of text under the caption "Underwriting"
          concerning the terms of the offering by the underwriters.

     3. The sixth, seventh and eighth paragraphs of text under the caption "Underwriting" concerning stabilization and overallotments by the underwriters.

G.   Name and Address of Representatives:

     Morgan Stanley & Co. Incorporated
     Citigroup Global Markets Inc.
     Goldman, Sachs & Co.
     J.P. Morgan Securities Inc.

     c/o Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, New York 10036

H. Additional Provisions: In addition to the agreements and conditions set forth in the Standard Provisions, the Company agrees as follows:

     1. The Company hereby agrees that it will not, during the period ending 90 days after the date of the Prospectus, without the prior written consent of Morgan Stanley & Co. Incorporated, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

     The restrictions contained in the preceding paragraph shall not apply to
(A) the Common Stock to be sold hereunder, (B) the issuance of shares of Common Stock in connection with the acquisition of Amersham plc, (C) the grant by the Company of stock options, restricted stock or other awards pursuant to the Company's benefit plans in effect as of the date hereof, (D) the issuance of shares of Common Stock by the Company pursuant to the terms of any director or employee stock option plan, stock ownership plan, dividend reinvestment plan or any other similar plan of the Company in effect as of the date hereof, (E) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding upon completion of the offering of Common Stock, (F) issuances by the Company of shares of Common Stock in connection with the acquisition of another corporation or entity or the acquisition of the assets or properties of any such corporation or entity, so


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long as the aggregate amount of such issuances does not exceed $1 billion, (G)
transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Common Stock and (H) transactions by the Company to repurchase shares of its Common Stock in the open market.

     2. The obligations of the Underwriters to purchase and pay for the Common Stock are subject to the conditions that

          a) At Closing Time, the Representative shall have received executed "lock-up" agreements, each substantially in the form attached hereto, from each officer (with a title of senior vice-president or above) and director of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, and such lock-up agreements shall be in full force and effect; and

          b) at Closing Time, the Representative shall have received the opinion, dated such date, of Dewey Ballantine LLP to the effect that the statements in the Prospectus under the heading "Material United States Federal Income and Estate Tax Considerations for Non-United States Holders" provide, in all material respects, a fair and accurate summary of the matters referred to therein.

     3. The underwriters represent, warrant and agree as to the information contained in the ninth paragraph of the text under the caption "Underwriting" in the Prospectus.

     4. The underwriters represent and agree as to the information contained in the second sentence of the eleventh paragraph of text under the caption "Underwriting" in the Prospectus.

     5. The underwriters represent and agree as to the information contained in the second sentence of the thirteenth paragraph of text under the caption "Underwriting" in the Prospectus.

                                -----------------

     The Representatives named above and executing this Underwriting Agreement represent that the Underwriters have authorized the Representatives to enter into this Underwriting Agreement and to act hereunder on their behalf.

     The respective number of shares of Common Stock to be purchased by each of the Underwriters are set forth opposite their names in Schedule I hereto.

     The provisions of the Standard Provisions are incorporated herein by reference.

     The Closing will take place at 9 A.M., New York City time, on March 12, 2004, at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019.

Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

                                Very truly yours,

                                MORGAN STANLEY & CO. INCORPORATED
                                CITIGROUP GLOBAL MARKETS INC.
                                GOLDMAN, SACHS & CO.
                                J.P. MORGAN SECURITIES INC.
                                     as Representatives for themselves and the other underwriters named in Schedule I attached hereto

                                By: MORGAN STANLEY & CO. INCORPORATED


                                By:       /s/ Joseph P. Coleman
                                   --------------------------------------------
                                          Name:    Joseph P. Coleman
                                          Title:   Managing Director

Accepted:

GENERAL ELECTRIC COMPANY
By:       /s/ Kathryn A. Cassidy
   --------------------------------------------
          Name:    Kathryn A. Cassidy
          Title:   Vice President and Treasurer

                                   SCHEDULE I

                                  COMMON STOCK

UNDERWRITER                                                     NUMBER OF SHARES
-----------                                                     ----------------

Morgan Stanley & Co. Incorporated .............................       25,023,097
Citigroup Global Markets Inc...................................       25,023,096
Goldman, Sachs & Co............................................       25,023,096
J.P. Morgan Securities Inc.....................................       25,023,096
Banc of America Securities LLC.................................        2,029,545
BNP Paribas Securities Corp....................................        2,029,545
Credit Suisse First Boston LLC ................................        2,029,545
Deutsche Bank Securities Inc...................................        2,029,545
HSBC Securities (USA) Inc......................................        2,029,545
Lehman Brothers Inc............................................        2,029,545
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated......................................        2,029,545
UBS Securities LLC.............................................        2,029,545
Banca IMI S.p.A................................................          611,251
Blaylock & Partners, L.P.......................................          611,251
Loop Capital Markets, LLC......................................          611,251
Utendahl Capital Partners, L.P.................................          611,251
The Williams Capital Group, L.P................................          611,251
    Total                                                            119,385,000
                                                               -----------------


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                   [FORM OF DIRECTOR & OFFICER LOCK-UP LETTER]

                                                     _____________, 2004

Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
AS REPRESENTATIVES OF THE UNDERWRITERS

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

     The undersigned understands that you, as representatives of the several underwriters (the "Representatives"), propose to enter into or have entered into an Underwriting Agreement (the "UNDERWRITING Agreement") with General Electric Company, a New York corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several underwriters, including the Representatives (the "UNDERWRITERS"), of shares (the "SHARES") of the Common Stock, $.06 par value, of the Company (the "COMMON STOCK").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 30 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common Stock or such other securities described above acquired in open market transactions after the completion of the Public Offering, (c) shares of Common Stock sold pursuant to any Rule 10b5-1 plan existing on the date of the Underwriting Agreement, (d) the transfer of Common Stock as a gift or gifts, provided that the donee or donees thereof agree


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to be bound in writing by the restrictions set forth herein, (e) the transfer of
Common Stock to any member of the immediate family of the undersigned provided that the transferee or transferees agree to be bound in writing by the restrictions set forth herein, (f) the transfer of Common Stock to any trust or foundation, provided that the trustee of the trust or foundation agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (g) the transfer of Common Stock to an entity controlled by the undersigned provided the transferee agrees to be bound in writing by the restrictions set forth herein, (h) the transfer of Common Stock pursuant to the laws of testamentary or intestate descent, provided that the transferee or transferees agree(s) to be bound in writing by the restrictions set forth herein or (i) transfers of Common Stock with the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters. For purposes of this agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 30 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.

                                     Very truly yours,

                                     -------------------------------------------
                                     (Name)

                                     -------------------------------------------
                                     (Address)

                                     Date:

                            GENERAL ELECTRIC COMPANY

              COMMON STOCK AND/OR WARRANTS TO PURCHASE COMMON STOCK

                             UNDERWRITING AGREEMENT

                               STANDARD PROVISIONS

                                                                 March    , 2004


Ladies and Gentlemen:

     General Electric Company, a New York corporation (the "COMPANY"), may from time to time enter into one or more underwriting agreements in the form attached as Exhibit A hereto (each an "UNDERWRITING AGREEMENT") that provide for the sale of certain of its securities specified in the particular Underwriting Agreement (the "DESIGNATED SECURITIES"). The basic provisions set forth herein to the extent applicable to securities of the type represented by the Designated Securities will be incorporated by reference in any such Underwriting Agreement relating to a particular issue of Designated Securities. Each Underwriting Agreement will be entered into, with such additions and deletions as the parties thereto may determine and shall be specified in such Underwriting Agreement. The Underwriting Agreement may appoint a lead underwriter or underwriters (collectively, the "REPRESENTATIVE") for the particular issue of Designated Securities and will specify the underwriters participating in such offering (the "UNDERWRITERS", which term shall include any Underwriter substituted pursuant to
Section 9 hereof). The obligation of the Company to issue and sell any of the Designated Securities and the obligation of the Underwriters to purchase any of the Designated Securities shall be evidenced by the Underwriting Agreement with respect to the Designated Securities specified therein. The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as "this Agreement." The obligations of the Underwriters under this Agreement shall be several and not joint. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as defined therein.

     The terms and rights of any particular issue of Designated Securities shall be as specified in the Underwriting Agreement relating thereto and (i) if the Designated Securities are shares of the Company's common stock, par value $.06 per share ("COMMON STOCK"), in the Company's Certificate of Incorporation, as amended, and By-laws, as amended, (ii) if the Designated Securities are warrants ("WARRANTS"), in or pursuant to a warrant agreement (the "WARRANT AGREEMENT") identified in the Underwriting Agreement and (iii) if the Designated Securities are Common Stock subject to the warrants ("WARRANT COMMON STOCK"), pursuant to the Company's Certificate of Incorporation, as amended, and By-laws, as amended. An Underwriting Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted.

     A registration statement in respect of the Designated Securities has been filed with the Securities and Exchange Commission (the "COMMISSION"); the registration statement has been declared effective by the Commission; and no stop order suspending the effectiveness of the registration statement has been issued and no proceeding for the purpose has been initiated or threatened by the Commission. The Company proposes to file pursuant to Rule 424 under the Securities Act of 1933 (the "1933 ACT") a prospectus supplement specifically relating to the Designated Securities and has previously advised the Underwriters of all information to be set forth therein. The term "REGISTRATION STATEMENT" means the registration statement as amended to the date of this Agreement, including the information, if any, deemed to be a part thereof under the rules and regulations of the 1933 Act (the "1933 ACT REGULATIONS") and any related Registration Statement filed pursuant to Rule 462(b) of the 1933 Act Regulations. The term "BASIC PROSPECTUS" means the prospectus included in the Registration Statement. The term "PROSPECTUS" means the Basic Prospectus together with the prospectus supplement specifically relating to the Designated Securities, as first filed with the Commission pursuant to Rule 424 (the "PROSPECTUS SUPPLEMENT"). The term "PRELIMINARY PROSPECTUS" means a preliminary prospectus supplement specifically relating to the Designated Securities together with the Basic Prospectus.

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or Preliminary Prospectus, as the case may be, prior to the execution of the applicable Underwriting Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 ACT") which is incorporated by reference in the Registration

Statement, Prospectus or Preliminary Prospectus, as the case may be, after the execution of the applicable Underwriting Agreement.

     SECTION 1. REPRESENTATIONS AND WARRANTIES.

     (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Underwriter named in the applicable Underwriting Agreement, as of the date thereof and as of the Closing Time (as defined below) as follows:

          (1) each document filed by the Company pursuant to the 1934 Act which is incorporated by reference in the Prospectus complied when so filed in all material respects with the Exchange Act and the rules and regulations thereunder, and each document, if any, hereafter filed by the Company and so incorporated by reference in the Prospectus will comply when so filed with the 1934 Act and the rules and regulations thereunder;

          (2) the Registration Statement and the Prospectus comply, and the Registration Statement and the Prospectus (and any amendments and supplements thereto, other than supplements relating only to securities, other than the Designated Securities) will as of the Closing Time comply, in all material respects with the 1933 Act and the 1933 Act Regulations.

          (3) each Preliminary Prospectus, if any, relating to the Designated Securities filed pursuant to Rule 424 under the 1933 Act complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations; and

          (4) each part of the Registration Statement at the time such part became effective did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus as of the date of the prospectus supplement relating to the Designated Securities did not, and the Prospectus (as amended or supplemented, other than as to supplements relating only to securities other than the Designated Securities) as of the Closing Time will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that these representations and warranties do not apply to statements or omissions in the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendments or supplements to the foregoing, based upon information furnished to the Company in writing by any Underwriter expressly for use therein.

     SECTION 2. SALE AND DELIVERY; CLOSING.

     (b) Delayed Delivery Contracts. Pursuant to the applicable Underwriting Agreement, the Company will agree to sell to the several Underwriters named in
Schedule I thereto and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, will agree to purchase from the Company severally and not jointly, (i) the number of shares of Common Stock set forth opposite their names in Schedule I thereto, less their respective number of shares of the Contract Common Stock (as hereinafter defined), if any, determined as provided below, and/or (ii) Warrants to purchase the number of shares of Warrant Common Stock set forth opposite their names in Schedule I thereto, less their respective amounts of the Contract Warrants (as hereinafter defined), if any, determined as provided below, all at the respective purchase prices set forth in such Underwriting Agreement. Common Stock and, if applicable, Warrants to be purchased pursuant to delayed delivery contracts are hereinafter referred to as "CONTRACT COMMON STOCK" and "CONTRACT WARRANTS", respectively, and collectively as the "CONTRACT SECURITIES".

     If so indicated in the applicable Underwriting Agreement, the Company may authorize the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth therein pursuant to delayed delivery contracts substantially in the form of Exhibit D attached hereto but with such changes therein as the Company may authorize or approve (hereinafter referred to as "DELAYED DELIVERY CONTRACTS"). Delayed Delivery Contracts are to be with institutional investors approved by the Company and described in the Prospectus. The aggregate number of shares of Contract Common Stock and the aggregate number of shares of Warrant Common Stock for which Contract Warrants are exercisable shall not exceed the respective amounts set forth in Schedule I to the applicable Underwriting Agreement. As of the Closing Time, the Company will pay to the Representative as compensation, for the accounts of the Underwriters, the fee specified in the applicable Underwriting Agreement in respect of all Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

     If the Designated Securities are Common Stock, the deduction for the Contract Common Stock referred to above shall become effective upon execution and delivery by the Company and the several institutional investors of the Delayed Delivery Contracts and such deduction for each Underwriter shall be in the amount which shall bear the same proportion to the total number of shares of Contract Common Stock as the number of shares of Common Stock set forth opposite the name of the respective Underwriter bears to the aggregate number of shares of Common Stock set forth in Schedule I to the applicable Underwriting Agreement, except to the extent that the Representative determines that such deduction shall be otherwise than in such proportions, and so advises the Company in writing.

     If the Designated Securities are Warrants and Warrant Common Stock, the deduction for the Contract Warrants referred to above shall become effective upon execution and delivery by the Company and the several institutional investors of the Delayed Delivery Contracts and such deduction for each Underwriter shall be in the amount which shall bear the same proportion to the total number of shares of Warrant Common Stock for which Contract Warrants are exercisable as the number of shares of Warrant Common Stock for which Warrants are exercisable set forth opposite the name of the respective Underwriter bears to the aggregate number of shares of Warrant Common Stock for which Warrants are exercisable set forth in Schedule I to the applicable Underwriting Agreement, except to the extent that the Representative determines that such deduction shall be otherwise than in such proportions, and so advises the Company in writing.

     (c) SALES TO UNDERWRITERS. The several commitments of the Underwriters to purchase the Designated Securities pursuant to the applicable Underwriting Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements herein contained and shall be subject to the terms and conditions herein set forth.

     (d) PAYMENT. Designated Securities to be purchased by each Underwriter pursuant to the Underwriting Agreement relating thereto, in such authorized number of shares and registered in such names as the Representative may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Representative for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor in the funds and in the manner specified in such Underwriting Agreement, all at the place and time and date specified in such Underwriting Agreement or at such other place and time and date as the Representative and the Company may agree upon in writing, such time and date being herein called the "CLOSING TIME" for such Designated Securities.

     Concurrently with the delivery of and payment for the Designated Securities, the Company will deliver to the Representative for the accounts of the Underwriters a check payable or wire transfer to the order of the party designated in the Underwriting Agreement relating to such securities in the amount of any compensation payable by the Company to the Underwriters in respect of any Delayed Deliver Contracts as provided in paragraph (a) of this Section 2 and in the Underwriting Agreement related to such securities.

     SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter of the Designated Securities as follows:

     (e) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company will comply in respect of the Designated Securities with the requirements of the 1933 Act Regulations, as applicable, and will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus.

     (f) DELIVERY OF REGISTRATION STATEMENTS AND PROSPECTUSES. The Company will furnish to the Representative and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Time and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Prospectus and the Prospectus relating to the Designated Securities and any amendments thereof and supplements thereto as the Representative may reasonably request.

     (g) CONTINUED COMPLIANCE WITH SECURITIES LAWS. If at any time when the Prospectus relating to the Designated Securities is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Designated Securities, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, such amendment or supplement as may be necessary to correct such statement or omission or to make the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (h) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably request; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction.

     (i) EARNINGS STATEMENT. The Company will make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the date of each Underwriting Agreement, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with
Section 11(a) of the 1933 Act and the 1933 Act Regulations.

     SECTION 4. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under the Underwriting Agreement, including (i)the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii)the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of any warrant agent and its counsel, (iii)the qualification of the Designated Securities under state securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (iv)the printing and delivery to the Underwriters of copies of each preliminary prospectus and the Prospectus and any amendments or supplements thereto and
(v)the fees and expenses incurred with respect to the listing of the Designated Securities.

     SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Designated Securities pursuant to the applicable Underwriting Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (j) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus; and the Representative shall have received at the Closing Time a certificate of the Company, dated the date of Closing Time and signed by an officer of the Company, to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

     (k) At Closing Time, the Representative shall have received the opinion, dated such date, of Thomas J. Kim, Esq., or Michael R. McAlevey, Esq., corporate counsel and chief corporate and securities counsel, respectively, or such other person named in the Underwriting Agreement relating to the Designated Securities, substantially to the effect set forth in Exhibit B hereto.

     (l) At Closing Time, the Representative shall have received the opinion, dated such date, of Dewey Ballantine LLP, counsel for the Company, relating to the Designated Securities, substantially to the effect set forth in Exhibit C hereto.

     (m) At Closing Time, the Representative shall have received the opinion, dated such date, of counsel for the Underwriters, relating to the Designated Securities and such other matters as the Representative may reasonably request.

     (n) At Closing Time, the Representative shall have received from KPMG LLP a letter dated such date containing statements and information of the type ordinarily included in accountants' "COMFORT LETTERS" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and Prospectus.

     SECTION 6. (a)INDEMNIFICATION. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus (if used within the period set forth in paragraph (c) of Section 3 hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter expressly for the use therein; PROVIDED, HOWEVER, that the foregoing indemnity with respect to any Preliminary Prospectus or any Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, damages or liabilities otherwise covered by this paragraph purchased Designated Securities, or to the benefit of any person controlling such Underwriter, if a copy of the Prospectus (as then amended and supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person if required by law so to have been delivered, at or prior to the written confirmation of the sale of Designated Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and any person controlling the Company within the meaning of Section 15 of the 1933 Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information furnished in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendments or supplements thereto.

     Promptly after receipt by any person of notice of any claim or the institution of any proceeding (including any governmental investigation) in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "INDEMNIFIED PARTY") shall notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall be entitled to participate therein, and, to the extent that it elects (upon notice to the indemnified party), jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. If the indemnifying party shall not have so elected to assume such defense, then, upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. If the indemnifying party shall so elect to assume such defense, the indemnifying party shall not be liable to the indemnified party pursuant to this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i)the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii)the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Anything hereinabove to the contrary notwithstanding, any reference in this
Section 6 to counsel reasonably satisfactory to , or designated by, the indemnified party shall mean (i) in the case of parties indemnified pursuant to the second preceding paragraph, counsel reasonably satisfactory, or designated by, the Representative on behalf of all parties so indemnified pursuant to such paragraph and (ii) in the case of parties indemnified pursuant to the first preceding paragraph, counsel reasonable satisfactory, or designated by, the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgement for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (o) CONTRIBUTION. If the indemnification provided for in paragraph (a) of
Section 6 is unavailable as a matter of law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities Section 7if the indemnifying party is the Company, in such proportion as is appropriate to reflect the relative benefit received by the Company on the one hand and the Underwriters on the other from the offering of the Designated Securities, Section 8if an Underwriter is the indemnifying party, in such proportion as is appropriate to reflect the Underwriter's relative fault on the one hand and that of the Company on the other hand in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities, or (iii) if the allocation provided by claims (i) or clause (ii) above, as the case may be, is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefit referred to in clause (i) above or the relative fault referred to in clause (ii) above, as the case may be, but also such relative fault (in cases covered by clause (i)) or such relative benefit (in cases covered by clause
(ii)) as well as any other relevant equitable considerations. The relative benefit received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omissions.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations provided for, in the respective cases, in clauses (i),
(ii), and (iii) of the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provision of this paragraph (b) concerning contribution, no indemnifying party shall be required to make contribution in any circumstances in which such party would not have been required to provide indemnification by the terms of paragraph (a). Nothing herein contained shall be deemed to constitute a waiver by an indemnified party of such party's rights, if any, to receive contribution pursuant to Section 11(f) of the 1933 Act or other applicable law. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this section are several, in proportion to the respective amounts of Designated Securities underwritten by each of such Underwriters, and not joint.

     In the event that the indemnifying party is one or more of the Underwriters, then the Representative shall act on behalf of the indemnifying party with respect to receipt of notice, agreement as to retention of separate counsel and consent to settlement, and the indemnified party may rely upon the action of the Representative as binding upon each such indemnifying party for purposes of this section.

     SECTION 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Designated Securities. The provisions of Section 6 shall survive the termination or cancellation of this Agreement.

     SECTION 10. TERMINATION. The Underwriters may terminate this Agreement by notice given by the Representative to the Company if, after the execution and delivery of the applicable Underwriting Agreement and prior to the Closing Time,
(i)trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited; (ii)a general moratorium on commercial banking activities in the State of New York or the United States shall have been declared by the appropriate authorities or (iii)there shall have occurred any material outbreak, or material escalation, of hostilities or other national or international calamity or crisis, of such magnitude and severity in its effect on the financial markets of the United States, in the reasonable judgment of the Representative, as to prevent or materially impair the marketing, or enforcement of contracts for sale, of the Designated Securities.

     SECTION 11. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at the Closing Time to purchase the Designated Securities which it or they are obligated to purchase under the applicable Underwriting Agreement (the "DEFAULTED SECURITIES"), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

     (p) if the number of Defaulted Securities does not exceed 10% of the number of Designated Securities to be purchased on such date pursuant to such Underwriting Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Underwriting Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

     (q) if the number of Defaulted Securities exceeds 10% of the number of Designated Securities to be purchased on such date pursuant to such Underwriting Agreement, such Underwriting Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

     No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of the applicable Underwriting Agreement either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

     SECTION 12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to them, at the address of the Representative described in the applicable Underwriting Agreement; or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it, at 3135 Easton Turnpike, Fairfield, Connecticut 06828; attention [Michael R. McAlevey, Esq.]

     SECTION 13. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Company, the Representative and any other Underwriters and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

     SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

     SECTION 15. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                                                                       EXHIBIT A

                            GENERAL ELECTRIC COMPANY
                                   ("COMPANY")

                          COMMON STOCK AND/OR WARRANTS
                            TO PURCHASE COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                                          , 20

General Electric Company
3135 Easton Turnpike
Fairfield, CT  06828

Attention: ______________

Ladies and Gentlemen:

     On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of, and utilizing terms as defined in, the Underwriting Agreement Standard Provisions (Common Stock and/or Warrants) dated as of November 26, 2003 ("STANDARD PROVISIONS"), which is attached hereto, the following securities ("DESIGNATED SECURITIES") on the following terms:

                         I. COMMON STOCK, $.06 PAR VALUE

A.   Number of Shares:

B.   Initial Public Offering Price Per Share: $

C.   Purchase Price Per Share by Underwriters: $

D.   Exchanges on Which Listed

E.   Overseas Paying Agents:

F.   Dealer Concession:

G.   Reallowance Concession:

H.   Overallotment Option [include only if applicable]:

I.   Delayed Delivery Contracts [include only if applicable]:

     1.   Delivery Date:

     2.   Minimum number of shares for each contract:

     3.   Maximum aggregate number of shares for all contracts:

     4.   Fee: $

J.   Information Furnished by or on Behalf of the Underwriters for Use in the
     Prospectus:

K.   Address(es) of Representative(s):

                            II. COMMON STOCK WARRANTS
                          (include only if applicable)

A.   Warrant Agreement:

B.   Number of Common Stock Warrants to be issued:

C.   Common Stock Warrant Agreement:

D.   Form of Common Stock Warrants:               Registered

E.   Issuable jointly with Common Stock:          [Yes] [No]

     1.   [Number of Common Stock Warrants issued with each share of Common
          Stock:]

     2.   [Detachable Date:]

F.   Date from which Common Stock Warrants are exercisable:

G.   Date on which Common Stock Warrants expire:

H.   Exercise price of Common Stock Warrants:

I.   Purchase Price $

J. Number of shares of Warrant Common Stock purchasable upon exercise of one Common Stock Warrant:

K.   Aggregate Number of Shares:

L.   Initial Public Offering Price Per Share: $

M.   Purchase Price by Underwriters:

N.   Overseas Paying Agents:

O.   Dealer Concession:

P.   Reallowance Concession:

Q.   Method of Payment:

R.   Delayed Delivery Contracts [include only if applicable]:

     1.   Delivery Date:

     2.   Minimum number of shares for each contract:

     3.   Maximum aggregate number of shares for all contracts:

     4.   Fee: $

S.   Information Furnished by or on Behalf of the Underwriters for Use in the
     Prospectus:

T.   Address(es) of Representative(s):

     Name and Address of Representative:

     The Representative named above and executing this Underwriting Agreement represents that the Underwriters have authorized the Representative to enter into this Underwriting Agreement and to act hereunder on their behalf.

     The respective number of shares of Common Stock and, if any, number of Common Stock Warrants to be purchased by each of the Underwriters are set forth opposite their names in Schedule I hereto.

     The provisions of the Standard Provisions are incorporated herein by reference.

     The Closing will take place at A.M., New York City time, on , 20 , at the offices of [Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019].

     Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

                                      Very truly yours,


                                      By:
                                         ---------------------------------------
                                          Name:
                                          Title:
                                          as Representative for itself and the
                                          other underwriters named in Schedule I
                                          attached hereto

Accepted:

GENERAL ELECTRIC COMPANY


By:
   -------------------------------------
    Name:
    Title:

                                   SCHEDULE I

                                  COMMON STOCK

UNDERWRITER                                                     NUMBER OF SHARES

                              COMMON STOCK WARRANTS

UNDERWRITER                                               NUMBER OF COMMON STOCK
                                                                 WARRANTS

                                                                       EXHIBIT B

                 FORM OF OPINION OF COMPANY'S CORPORATE COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(B)

               (i) The Company has been duly incorporated, is validly existing and is in good standing under the laws of the State of New York.

               (ii) [For Common Stock] The Common Stock has been duly authorized by the Company. The Common Stock, when issued and delivered by the Company pursuant to the Underwriting Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of the Common Stock is or will be subject to personal liability by reason of being such a holder. The form of certificate used to evidence the Common Stock is in due and proper form and complies with the applicable statutory requirements, with any applicable requirements of the charter or by-laws of the Company and with the requirements of The New York Stock Exchange.

               (iii) [For Warrants] The Warrant Agreement, if any, has been duly authorized, executed and delivered by the Company.

               (iv) [For Warrants] The Warrants, if any, have been duly authorized, executed and delivered by the Company.

               (v) [For Warrant Common Stock] The Warrant Common Stock, if any, has been duly authorized.

               (vi) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

               (vii) The Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company.

               (viii) Neither the execution and delivery of this Agreement nor the issuance and sale of the Designated Securities by the Company as provided herein will contravene the Restated Certificate of Incorporation, as amended, or by-laws, as amended, of the Company or result in any violation, in any material respect, of any of the terms or provisions of any law or regulation or of any indenture, mortgage or other agreement or instrument known to such counsel by which the Company or any of its subsidiaries is bound. In addition, such opinion shall state that, based upon the review and discussion of the contents of the Registration Statement and the Prospectus and any amendments and supplements thereto (including the documents of the Company incorporated therein by reference) by him or members of his staff who report to him with certain officials of the Company, but without independent check or verification except as stated in such opinion, such counsel
          (1) believes that each document incorporated by reference in the Prospectus which was filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (except as to financial statements and schedules and other financial and statistical data contained, referred to or incorporated by reference therein or omitted therefrom, as to which, in each case, such counsel need not express any belief) did comply, when so filed, as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (2) believes that the Registration Statement and the Prospectus and any supplements or amendments thereto as of their respective effective or issue dates (except for (a) financial statements and schedules and other financial and statistical data contained, referred to or incorporated by reference therein or omitted therefrom and (b) supplements relating only to securities other than the Securities, as to which, in each case, such counsel need not express any belief) complied as to form in all material respects with the Act and the rules and regulations of the Commission thereunder, and (3) believes that (except for (a) financial statements and schedules and other financial and statistical data contained, referred to or incorporated therein or omitted therefrom and (b) supplements relating only to securities other than the Securities, as to which, in each case, such counsel need not express any belief) each part of the Registration Statement at the time such part became effective did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and that the Prospectus did not contain, as of the date of the Prospectus Supplement relating to the Designated Securities, or the Prospectus (as amended or supplemented, other than as to supplements relating only to securities other than the Designated Securities), does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel (1) may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers and public officials and (2) may state that such counsel expresses no opinion as to laws, rules, regulations, consents, approvals, authorizations or other orders other than those of the State of New York and the federal law of the United States of America, provided that no opinion need be expressed on or in respect to the New York securities laws or "BLUE SKY" laws.

                                                                       EXHIBIT C

                     FORM OF OPINION OF DEWEY BALLANTINE LLP
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(C)

          (ix) If the Designated Securities are Common Stock and assuming the Common Stock has been duly authorized by the Company, the Common Stock, when issued and delivered by the Company pursuant to the Underwriting Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of the Common Stock is or will be subject to personal liability by reason of being such a holder. The form of certificate used to evidence the Common Stock is in due and proper form and complies with the applicable statutory requirements, with any applicable requirements of the charter or by-laws of the Company and with the requirements of The New York Stock Exchange;

          (x) If the Designated Securities are Warrants and assuming the Warrant Agreement has been duly authorized, executed and delivered by the Company, the Warrant Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms (subject to applicable equitable principles and except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally);

          (xi) If the Designated Securities are Warrants and assuming the Warrants have been duly authorized and, when countersigned in accordance with the provisions of the Warrant Agreement and delivered to and paid for by the Underwriters (or, in the case of Contract Warrants, by purchasers pursuant to Delayed Delivery Contracts), the Warrants will be valid and binding obligations of the Company, enforceable in accordance with their terms (subject to applicable equitable principles and except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors, rights generally);

          (xii) If the Designated Securities are Warrant Common Stock and assuming the Warrant Common Stock has been duly authorized by the Company, the Warrant Common Stock, when delivered upon exercise of the Warrants as provided in the Warrant Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of the Warrant Common Stock will be subject to personal liability by reason of being such a holder. The form of certificate used to evidence the Warrant Common Stock is in due and proper form and complies with the applicable statutory requirements, with any applicable requirements of the charter or by-laws of the Company and with the requirements of The New York Stock Exchange;

          (xiii) If Delayed Delivery Contracts are entered into, assuming the Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company, the Delayed Delivery Contracts are valid and binding agreements of the Company, enforceable in accordance with their terms (subject to applicable equitable principles and except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally); and

          (xiv) The statements in the Prospectus under the heading "DESCRIPTION OF COMMON STOCK" and under any similar heading in the prospectus supplement relating to the Designated Securities, insofar as such statements purport to summarize certain provisions of the Designated Securities, are accurate in all material respects.

     Incorporated Documents shall mean the Company's annual, quarterly and current reports that are incorporated by reference in the Prospectus relating to the Designated Securities.

     In rendering such opinion, such counsel (1) may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers and public officials and (2) may state that such counsel expresses no opinion as to laws, rules, regulations, consents, approvals, authorizations or other orders other than those of the State of New York and the federal law of the United States of America, provided that no opinion need be expressed on or in respect to the New York securities laws or "BLUE SKY" laws.

                                                                       EXHIBIT D

                            DELAYED DELIVERY CONTRACT

                                                                          [Date]

[Insert name and address
    of lead Representative]

Ladies and Gentlemen:

     The undersigned hereby agrees to purchase from General Electric Corporation ( the "COMPANY"), and the Company agrees to sell to the undersigned, on _____________, 200_, (the "DELIVERY DATE"), _____________ of the Company's
[Common Stock/Warrants] (the "SECURITIES") offered by the Company's Prospectus dated __________, 200_, and related Prospectus Supplement dated ____________, 200_, receipt of a copy of which is hereby acknowledged, at a purchase price of ____ per [share/Warrant], and on the further terms and conditions set forth in this contract.

     Payment for the Securities to be purchased by the undersigned shall be made on or before 11:00 AM, New York City time, on the Delivery Date to or upon the order of the Company in [New York Clearing House (next day)/immediately available] funds, at your office or at such other place as shall be agreed between the Company and the undersigned, upon delivery to the undersigned of the Securities in definitive fully registered form and in such authorized number of shares and registered in such names as the undersigned may request by written on telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date. If no request is received, the Securities will be registered in the name of the undersigned and issued in a number of shares equal to the aggregate number of shares of Securities to be purchased by the undersigned on the Delivery Date.

     The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date, and the obligation of the Company to sell and deliver Securities on the Delivery Date, shall be subject to the conditions (and neither party shall incur any liability by reason of the failure thereof) that
(1) the purchase of Securities to be made by the undersigned, which purchase the undersigned represents is not prohibited on the date hereof, shall not on the Delivery Date be prohibited under the laws of the laws of the jurisdiction to which the undersigned is subject, and (2) the Company, on or before the Delivery Date, shall have sold to certain underwriters (the "UNDERWRITERS") such number of Securities as is to be sold to them pursuant to the Underwriting Agreement referred to in the Prospectus and Prospectus Supplement mentioned above. Promptly after completion of such sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith. The obligation of the undersigned to take delivery of and make payment for the Securities, and the obligation of the Company to cause the Securities to be sold and delivered, shall not be affected by the failure of any purchaser to take delivery of and make payment for the Securities pursuant to other contracts similar to this contract.

     This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

     It is understood that acceptance of this contract and other similar contracts is in the Company's sole discretion and, without limiting the foregoing, need not be on a first come, first served basis. If this contract is acceptable to the Company, it is required that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned, as of the date first above written, when such counterpart is so mailed or delivered.

     This agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles.

                                  Company Name

                                  ----------------------------------------------
                                  (Name of Purchaser)

                                  By:
                                     -------------------------------------------
                                      (Signature and title of Officer)


                                  ----------------------------------------------
                                  (Address)

Accepted:

GENERAL ELECTRIC COMPANY



By:
   --------------------------------------------
   Name:
   Title: